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                                                                     EXHIBIT 2.3


                                ESCROW AGREEMENT

        THIS ESCROW AGREEMENT is made and entered into as of the 15th day of December, 2000 by and among United Therapeutics Corporation, a Delaware corporation ("UTC"), UP Subsidiary Corporation, a Delaware corporation and a subsidiary of UTC ("UP Sub"), Cooke Pharma, a California corporation, and Mahon Patusky Rothblatt & Fisher, Chartered ("MPRF") as the escrow agent (the "Escrow Agent").

                                    RECITALS

        A. UTC, UP Sub and Cooke Pharma, Inc., a California corporation ("Cooke"), have entered into that certain Asset Purchase Agreement dated as of December 15, 2000 (the "Asset Purchase Agreement") pursuant to which UP Sub will acquire all the assets and assume certain liabilities of Cooke (the "Acquisition").

        B. The Asset Purchase Agreement contemplates that 147,318 shares of UTC common stock, par value $.01 per share (the "Escrow Securities") paid as partial consideration for the Acquisition be subject to this Escrow Agreement.

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed to act as Escrow Agent hereunder and agrees to accept, hold and distribute the Escrow Securities in accordance with and subject to the terms hereof. The parties acknowledge that MPRF shall serve as the initial Escrow Agent for a period of no more than 60 days following closing of the Asset Purchase Agreement and that Chicago Title (or such other escrow agent mutually approved by the parties in writing) shall become the successor Escrow Agent upon its execution of this Agreement as successor Escrow Agent. The parties shall use their commercially reasonable efforts to achieve the appointment of the successor Escrow Agent as soon as practical following execution of this Agreement.

        2. Establishment of Escrow. A certificate representing the Escrow Securities for 147,318 shares registered in the name of Cooke Acquisition Escrow in suitable form for transfer by delivery, together with appropriate undated stock powers duly executed in blank for the Escrow Securities, have been deposited with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of the Escrow Securities.

        3.      Dividends; Transfers.

                3.1 All dividends or other property distributed in respect of the Escrow Securities, including without limitation, any shares issued as a result of stock splits, stock dividends or other recapitalizations, shall be retained in and become a part of the Escrow Securities upon issuance or payment, as the case may be.


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                3.2     The Escrow Securities shall be voted on all matters
submitted to the shareholders of UTC as UTC shall direct.

                3.3 The Escrow Securities may not be sold, assigned or in any other manner transferred, in whole or in part, by Cooke. Cooke shall not be entitled to withdraw the Escrow Securities except as provided hereunder or to substitute any other property therefor or to otherwise pledge or encumber the Escrow Securities.


        4.      Hold Back.


                (a) Of the Escrow Securities, within twenty days after the Anniversary Date (as that term is defined in the Asset Purchase Agreement) (the "First Escrow Release Date"), 29,464 shares shall be released from the escrow and delivered to Cooke, less (i) that number of shares of the Escrow Securities then equal in value (based on the average of the closing bid price for UTC common stock during the ten trading days prior to the First Escrow Release
Date)(hereinafter the "Market Price")) to the amount of any Losses (as that term is defined in the Asset Purchase Agreement) resulting to either of UP Sub or UTC as a result of any indemnification claim under the Asset Purchase Agreement and for which a written claim has been fully made, subject to Section 4(d) below,
(ii) that number of shares of the Escrow Securities then equal in value (based on the then Market Price) as may be reasonably claimed by UP Sub or UTC pursuant to Section 8.3(c) of the Asset Purchase Agreement, subject to Section 4(d) below and (iii) that number of shares of the Escrow Securities as may be necessary to provide the excess shares as is required under Section 5 below, subject to
Section 4(d) below. The shares of the Escrow Securities described in (i), (ii) and (iii) of this Section 4(a) (if there are any such claims by UP Sub and UTC as against Cooke) shall be returned to UTC and Cooke shall have no further right or claim with respect to such shares.


                (b) Of the Escrow Securities, within twenty days after the Anniversary Date, 29,463 shares shall be released from the escrow and delivered to Cooke, less (i) that number of shares of the Escrow Securities then equal in value (based on the Market Price) to the amounts certified by UTC and/or UP Sub as incurred by UTC and/or UP Sub as a result of advancing any claims in any manner against third parties reasonably believed by UTC or UP Sub to be infringing the Cooke Proprietary Rights (as that term is defined in the Asset Purchase Agreement) as of the Closing Date (as that term is defined in the Asset Purchase Agreement), subject to Section 4(d) below and (ii) that number of shares of the Escrow Securities as may be necessary to provide the excess shares as is required under Section 5 below, subject to Section 4(d) below. The shares of the Escrow Securities which may not be delivered to Cooke pursuant to this
Section 4(b) (if any) shall be returned to UTC and Cooke shall have no further right or claim with respect to such shares.


                (c) Of the Escrow Securities, within twenty days after the second anniversary of the Anniversary Date (the "Second Escrow Release Date"), 14,732 shares shall be released from the escrow and delivered to Cooke, less (i) that number of shares of the Escrow Securities then equal in value (based on the average of the closing bid price for UTC common stock during the ten trading days prior to the Second Escrow Release Date) to the amounts certified by UTC and/or UP Sub as incurred by UTC and/or UP Sub as a result of advancing any claims in any manner against third




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parties reasonably believed by UTC or UP Sub to be infringing the Cooke
Proprietary Rights (as that term is defined in the Asset Purchase Agreement) as of the Closing Date (as that term is defined in the Asset Purchase Agreement), subject to Section 4(d) below and (ii) that number of shares of the Escrow Securities as may be necessary to provide the excess shares as is required under
Section 5 below, subject to Section 4(d) below. The shares of the Escrow Securities which may not be delivered to Cooke pursuant to this Section 4(c) (if any) shall be returned to UTC and Cooke shall have no further right or claim with respect to such shares.

                (d)     Notwithstanding the provisions of Sections 4(a), (b) and
(c) above, before any shares of the Escrow Securities are returned to UTC, UTC or UP Sub shall deliver to Cooke a certificate signed by any officer of UTC or UP Sub, respectively, which shall specify in reasonable detail the nature and amount of the assessment being made against the Escrow Securities pursuant to
Article 8 of the Agreement, (the "Delivery"). Cooke shall have a period of 10 days after Delivery in which to either consent in writing to the Escrow Agent returning shares of the Escrow Securities to UT as specified in the Delivery or to give written notice to UTC or UP Sub of its objection to the Delivery, which notice shall specify in reasonable detail the nature and basis for Cooke's objection. (In the event that Cooke does not respond to the Delivery within ten days, Cooke shall be deemed to have accepted the assessment against the Escrow Securities identifed in the Delivery.) If the parties are unable to resolve their differences within 10 days of Cooke's notice of objection to UTC or UP Sub, the matter shall be submitted to a CPA firm selected by UTC or UP Sub, and a CPA firm selected by Cooke, to arrive at a proposed resolution on assessment against the Escrow Securities pursuant to Article 8 of the Agreement. In the event that the two selected firms arrive at a mutual recommendation, it shall be adopted by the parties. In the event that two selected firms are unable to arrive at a mutual recommendation, then the two selected firms shall agree upon a third CPA firm to act as an arbitrator (the "ACCOUNTING ARBITRATOR") for a final determination of the reasonable assessment against the Escrow Securities pursuant to Article 8 of the Agreement. The recommendation of the Accounting Arbitrator shall be adopted by the parties. The fees and expenses of the Accounting Arbitrator shall be borne equally by UTC or UP Sub, on the one hand, and by Cooke, on the other. Each of the parties shall bear its own attorneys' and accountants' fees and expenses incurred in connection with resolution of the matter by the Accounting Arbitrator.


        5. Give Back. Of the Escrow Securities, 73,659 shares shall be held in escrow as provided in this Section 5. In the event that the average closing price of UTC common stock as reported by the Nasdaq National Market over the 90 calendar days prior to the Anniversary Date is more than $99.00 per share (as adjusted for any intervening stock dividends or stock splits) then, in such event, within twenty days of the Anniversary Date, the Escrow Agent shall release from the escrow to Cooke only that number of shares calculated as follows:


                        (a) the average closing price of UTC common stock over the 90 calendar days prior to the Anniversary Date shall be multiplied by 294,635 shares to arrive at result X;


                        (b) result X shall be reduced by $29,168,865 to arrive at result Y;


                        (c) result Y above shall be divided by the average closing price of UTC common stock over the 90 calendar days prior to the Anniversary Date to arrive at Z.




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               The number of shares calculated as the result of Z above shall constitute the excess number of shares that the Escrow Agent shall return to UTC, with the balance of the 73,659 shares subject to this Section 5, if any, delivered to Cooke. In the event that the number of shares calculated as the result of Z above exceeds 73,659, then, in such event, the Escrow Agent shall release from escrow and deliver to UTC the excess shares from the shares held in escrow pursuant to Section 4 hereof (as directed by UTC).


        6. Provisions Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by UTC and UP Sub that:

                6.1 The Escrow Agent shall not be under any duty to give the Escrow Securities any greater degree of care than it gives its own similar property.

                6.2 The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, UTC shall indemnify and hold harmless the Escrow Agent from and against any and all losses, liabilities, claims, actions, damages, costs and expenses arising out of and in connection with this Escrow Agreement.

                6.3 The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument, or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                6.4 The Escrow Agent shall perform only the duties expressly set forth herein, and the Escrow Agent may act in good faith and in the exercise of its own best judgment in carrying out its duties hereunder.


                6.5 The Escrow Agent at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by UTC and Cooke. The Escrow Agent at any time may resign by giving written notice to such effect to UTC and Cooke. Upon any such termination or resignation, the Escrow Agent shall deliver any and all property in escrow at that time to a successor escrow agent designated by UTC and Cooke in writing, whereupon such initial Escrow Agent shall be discharged of any and all further obligations arising in connection with this Escrow Agreement.


        7. Venue; Jurisdiction; Litigation Costs. The parties agree that any legal action, suit or proceeding arising out of or relating to this Escrow Agreement or the transactions contemplated hereby brought by: (i) Cooke shall be instituted in a Federal or state court located in the State of Maryland, and
(ii) brought by UTC or UP Sub shall be instituted in a Federal or state



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court located in the State of California, which respective courts shall be the exclusive jurisdiction and venue of said legal proceedings, and each party hereto waives any objection which such party may now or hereafter have to the laying of venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against such party when transmitted in accordance with Section 8 hereof. Nothing contained herein shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law. In the event of any such legal action, suit or proceeding, the non-prevailing party shall pay the fees and expenses of the prevailing party incurred in connection with such legal action, suit or proceeding, including reasonable attorney's fees and expenses.


        8. Notices. Any notice or other communications pursuant to this Escrow Agreement shall be in writing and shall be deemed to have been duly given and made upon being personally delivered or delivery by confirmed fax transmission to the party for whom it is intended, bearing the address shown below for, or such other address as may be designated in writing hereafter by, such party:

               If to UTC or UP Sub:

               United Therapeutics Corporation
               1110 Spring Street
               Silver Spring, MD 20910
               Telephone:    301-608-9292
               Facsimile:    301-608-9291

               If to Cooke:

               Cooke PH,Inc.
               c/o Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304
               Attn:  Mark Bonham
               Telephone:    650-493-9300
               Facsimile:    650-493-6811

               If to the initial Escrow Agent:

               Mahon Patusky Rothblatt & Fisher, Chartered
               1735 Connecticut Avneue, N.W.
               Washington, D.C. 20009
               Telephone:    (202) 483-4000
               Facsimile:    (202) 483-4006



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                If to the successor Escrow Agent at such address as is provided in written notice by the initial Escrow Agent upon execution of this Agreement by the successor Escrow Agent.

        9. Counterparts. Counterpart copies of this Escrow Agreement may be signed by all parties and signature pages exchanged by facsimile. The parties intend that such counterpart signed copies shall be fully binding.

        10. Governing Law. This Escrow Agreement shall be governed exclusively by the internal laws, without regard to conflict of laws principles, of the State of Delaware.


        IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first set forth above.


                                 COOKE PHARMA, INC.



                                 By:    /s/ John Cooke
                                    ---------------------------
                                        John Cooke, Chairman



                                 UNITED THERAPEUTICS CORPORATION



                                 By:     /s/ Martine Rothblatt
                                    ---------------------------
                                         Martine Rothblatt, Chairman and CEO






                                 UP SUBSIDIARY CORPORATION



                                 By: /s/ Martine Rothblatt
                                    ---------------------------
                                    Its:




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                                 MAHON PATUSKY ROTHBLATT & FISHER, CHARTERED, as
                                 Escrow Agent



                                 By: /s/ Paul Mahon
                                    ---------------------------






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